Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference

in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-280693)

of Diana Shipping Inc., and
(2) Registration Statement (Form F-3 No. 333-266999) of Diana Shipping Inc.;
of our report dated April 4, 2024, with respect to the consolidated financial statements of Diana Shipping
Inc., included

in this

Annual Report (Form

20-F) of

Diana Shipping Inc.

for the

year ended

December 31,
2024.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece

March 21, 2025